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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) December 4, 2002

Tetra Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19566 (Commission File No.)	95-4148514 (I.R.S. Employer Identification No.)
670 North Rosemead Boulevard, Pasadena, California 91107-2190 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (626) 351-4664

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

        On December 4, 2002, Tetra Tech, Inc. ("Tetra Tech") announced that it was appealing a verdict handed down on December 2, 2002 by a jury in Washington County Court in Bartlesville, Oklahoma. Tetra Tech's press release, dated December 4, 2002, titled "Tetra Tech to Appeal Jury Verdict" is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

99.1	Press Release titled "Tetra Tech to Appeal Jury Verdict" dated December 4, 2002.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: December 4, 2002

TETRA TECH, INC.
By:	/s/ JAMES M. JASKA James M. Jaska President and Chief Financial Officer

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FORM 8-K
Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures